SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [ X ]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
   [X ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or
        Section 240.14a-12

                               FCB Financial Corp.
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

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        and 0-11.

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   [ ]  Fee paid previously with preliminary materials.

   [ ]  Check box if any part of the fee is offset as provided by Exchange
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        fee was paid previously.  Identify the previous filing by
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

                           [FCB Financial Corp. Logo]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held July 27, 1998

   To the Shareholders of
      FCB Financial Corp.:

             NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of FCB Financial Corp. (the "Corporation") will be held on Monday,
   July 27, 1998, at 2:00 P.M., local time, at the Ramada Inn, 500 South Koeller Street, Oshkosh, Wisconsin 54902, for the following purposes:

             1. To elect five directors, three to hold office until the annual meeting of shareholders in 2001 and until their successors are duly elected and qualified, and two to hold office until the annual meeting of shareholders in 2000 and until their successors are duly elected and qualified.

             2. To consider a proposal to approve the FCB Financial Corp. 1998 Incentive Stock Plan.

             3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

             The close of business on May 19, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

             A proxy for the meeting and a proxy statement are enclosed herewith.

                                      By Order of the Board of Directors
                                      FCB FINANCIAL CORP.

                                      Harold L. Hermansen
                                      Secretary

   Oshkosh, Wisconsin
   June 26, 1998

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                               FCB FINANCIAL CORP.
                            420 South Koeller Street
                            Oshkosh, Wisconsin  54902


                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held July 27, 1998

             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of FCB Financial Corp. (the "Corporation") beginning on or about June 26, 1998 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Monday, July 27, 1998, at 2:00 P.M., local time, at the Ramada Inn, 500 South Koeller Street, Oshkosh, Wisconsin 54902, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Corporation in writing or in open meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Corporation and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the five persons nominated for election as directors referred to herein, FOR the proposal to approve the FCB Financial Corp. 1998 Incentive Stock Plan (the "1998 Plan") and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to approve the 1998 Plan, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Corporation's common stock, $.01 par value (the "Common Stock"), at the close of business on May 19, 1998 are entitled to vote at the Annual Meeting. On that date, the Corporation had outstanding and entitled to vote 3,873,080 shares of Common Stock, each of which is entitled to one vote per share.

             On May 1, 1997, OSB Financial Corp. ("OSB") merged with and into the Corporation (the "Merger"). In addition, Oshkosh Savings Bank, F.S.B., a subsidiary of OSB, was merged into Fox Cities Bank (the "Bank"). The Bank is a wholly-owned subsidiary of the Corporation.

                              ELECTION OF DIRECTORS

             The Corporation's Articles of Incorporation provide that the directors be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect five directors, three to hold office until the annual meeting of shareholders in the year 2001 and until their successors are duly elected and qualified, and two to hold office until the annual meeting of shareholders in the year 2000 and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the five persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting will have no impact on the election of directors.

             The following sets forth certain information, as of May 19, 1998, about the Board's nominees for election at the Annual Meeting and each director of the Corporation whose term will continue after the Annual Meeting. Except as otherwise noted, each individual has engaged in the principal occupation or employment and held the offices shown for more than the past five years. All current directors of the Corporation also serve as directors of the Bank.

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                      For a Three-Year Term Expiring at the
                       2001 Annual Meeting of Shareholders

   [Picture of
   Mr. Erdmann]   David L. Erdmann                                  President
                                                     Lake Country Foods, Inc.

                Mr. Erdmann, age 53, has served as President of Lake Country Foods, Inc. (a manufacturer of dry blended, instantized and malt food products) since May 1998. Prior thereto, Mr. Erdmann served as Chairman from 1990 to 1997 and as Chief Executive Officer from 1977 to 1997 of Outlook Group Corp. (a graphic services company offering specialty printing, converting and packaging). Mr. Erdmann has been a director of the Corporation since 1993 and a director of the Bank since 1987.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Omachinski]     David L. Omachinski  Vice President/Finance, Treasurer
                                                  and Chief Financial Officer
                                                         Oshkosh B'Gosh, Inc.

                Mr. Omachinski, age 46, has served as the Vice President/Finance, Treasurer and Chief Financial Officer of Oshkosh B'Gosh, Inc. (a clothing manufacturer) since 1993 and as a director of Oshkosh B'Gosh, Inc. since May 1994. Prior to joining Oshkosh B'Gosh, Mr. Omachinski was the Executive Vice President and Chief Operating Officer of Schumaker, Romensko & Associates (an accounting firm). Mr. Omachinski was appointed a director of the Corporation and the Bank on May 1, 1997 in connection with the Merger. Prior thereto, he had served as a director of OSB since 1994.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Parker]  Donald D. Parker                        Chairman of the Board
                                                          FCB Financial Corp.

                Mr. Parker, age 59, has served as Chairman of the Board of the Corporation since May 1, 1997. Mr. Parker also serves as Chairman of the Board of the Bank. Mr. Parker served as Chairman of the Board, President and Chief Executive Officer of the Corporation from its incorporation in 1993 until May 1, 1997. Mr. Parker has served as Chairman of the Board of the Bank since 1986, and from 1980 to May 1, 1997 Mr. Parker was also the President and Chief Executive Officer of the Bank. Mr. Parker joined the Bank in 1967. Mr. Parker has served as a director of the Corporation since 1993 and as a director of the Bank since 1978.

   -------------------------------------------------------------------------

                 NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                       For a Two-Year Term Expiring at the
                       2000 Annual Meeting of Shareholders

   [Picture of
   Mr. Geurden]   David L. Geurden                                  President
                                                       Hrnaks Flowerland Inc.

                Mr. Geurden, age 53, is the President of Hrnaks Flowerland Inc. (a retail florist). Mr. Geurden was appointed a director of the Corporation and the Bank on May 1, 1997 in connection with the Merger. Prior thereto, he had served as a director of OSB since 1992.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Raaths]  William A. Raaths                                   President
                                                  Wisconsin Tissue Mills Inc.
                                         Group Vice President-Tissue Products
                                                       Chesapeake Corporation

                Mr. Raaths, age 51, has served as President of Wisconsin Tissue Mills Inc. (a paper products manufacturer and a subsidiary of Chesapeake Corporation) and as Group Vice President - Tissue Products of Chesapeake Corporation (a manufacturer of tissue, packaging and wood products) since January 1995. From April 1994 until assuming his current positions, Mr. Raaths was Executive Vice President of Wisconsin Tissue Mills Inc. From 1989 until joining Wisconsin Tissue Mills Inc., Mr. Raaths served as President of Chesapeake Consumer Products Company, a subsidiary of Chesapeake Corporation. Mr. Raaths has served as a director of the Corporation and the Bank since 1994.

   -------------------------------------------------------------------------

   THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO, OR AT THE ANNUAL MEETING, AND NOT REVOKED, WILL BE VOTED "FOR" ALL NOMINEES.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              Term Expiring at the
                       1999 Annual Meeting of Shareholders

   [Picture of
   Mr. Bergstrom] Richard A. Bergstrom                              President
                                                        Bergstrom Corporation

                Mr. Bergstrom, age 48, has served as President of Bergstrom Corporation (an operator of automobile dealerships) since January 1998. Mr. Bergstrom previously served as Executive Vice President of Bergstrom Corporation from 1974 to January 1998 and as President of Bergstrom Hotel, Inc. (an operator of hotels and a subsidiary of Bergstrom Corporation) from 1982 to January 1998. Mr. Bergstrom has served as a director of the Corporation since 1993 and as a director of the Bank since 1989.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Butterbrodt]    Thomas C. Butterbrodt                       Consultant
                                                   Berlin Foundry Corporation

                Mr. Butterbrodt, age 63, has been a consultant to the Berlin Foundry Corporation (an iron casting production company) since May 1995. Previously, he served as President of Berlin Foundry. Mr. Butterbrodt was appointed a director of the Corporation and the Bank on May 1, 1997 in connection with Merger. Prior thereto, he had served as a director of OSB since 1992.

   -------------------------------------------------------------------------
   [Picture of
   Dr. Downing]   Dr. Edwin L. Downing                        Ophthalmologist
                                                             Private Practice

                Dr. Downing, age 60, is an ophthalmologist in private practice. Dr. Downing was appointed a director of the Corporation and the Bank on May 1, 1997 in connection with the Merger. Prior thereto, he had served as a director of OSB since 1992.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Rothenbach]     James J. Rothenbach
                                        President and Chief Executive Officer
                                                          FCB Financial Corp.

                Mr. Rothenbach, age 48, has served as the President and Chief Executive Officer of the Corporation and the Bank since May 1, 1997. Mr. Rothenbach was the President and Chief Executive Officer of OSB and Oshkosh Savings Bank, F.S.B. from July 1995 until joining the Corporation and the Bank in connection with the Merger. Mr. Rothenbach was the President and Chief Executive Officer of Bank One, Stevens Point, Wisconsin, from February 1990 until June 1995. Mr. Rothenbach was appointed a director of the Corporation and the Bank on May 1, 1997. Prior thereto, he had served as a director of OSB since 1995.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Schmidt]   William J. Schmidt                    Chairman of the Board
                                                           U.S. Oil Co., Inc.

                Mr. Schmidt, age 60, is the Chairman of the Board of U.S. Oil Co., Inc. (a petroleum distributor). Mr. Schmidt has been a director of the Corporation and the Bank since 1993.
   -------------------------------------------------------------------------

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                              Term Expiring at the
                       2000 Annual Meeting of Shareholders

   [Picture of
   Mr. Drew]    Walter H. Drew                          Retired President and
                                                      Chief Executive Officer
                                                          Menasha Corporation

                Mr. Drew, age 63, retired as President and Chief Executive Officer of Menasha Corporation (a paper manufacturer and converter) in 1992. Prior to joining Menasha Corporation in 1988, Mr. Drew served as Executive Vice President of Kimberly-Clark Corporation (a consumer products company). Mr. Drew has been a director of the Corporation since 1993 and a director of the Bank since 1984.

   -------------------------------------------------------------------------
   [Picture of
   Mr. Tenpas]  Ronald L. Tenpas                                    President
                                                     Office Environment, Inc.

                Mr. Tenpas, age 54, has served as the President of Office Environment, Inc. (an advisor to businesses) since January 1, 1995. He retired as President and sole owner of Valley Business Equipment, Inc. (an office equipment company) in 1994. Mr. Tenpas was appointed a director of the Corporation and the Bank on May 1, 1997 in connection with the Merger. Prior thereto, he had served as a director of OSB since 1992.
   -------------------------------------------------------------------------

                               BOARD OF DIRECTORS

   General

                The Board has standing Executive, Audit, Compensation and Nominating Committees. An Executive Committee consisting of Messrs. Parker, Rothenbach, Bergstrom, Butterbrodt, Erdmann and Omachinski was established May 1, 1997. The Executive Committee has the authority to exercise most powers of the Board between meetings of the full Board. The Executive Committee met once during the fiscal year ended March 31, 1998.

                The Audit Committee recommends to the Board the appointment of independent auditors, reviews the independence of the auditors, approves the scope of the annual audit, approves the audit fee payable to the auditors and reviews the audit results. The Audit Committee currently consists of Dr. Downing and Messrs. Drew (Co-Chairman), Geurden, Omachinski (Co-Chairman), Raaths and Schmidt. The Audit Committee held two meetings in fiscal 1998.

                The Compensation Committee consists of directors who also make up the Personnel Committee of the Board of Directors of the Bank.
   The Personnel Committee reviews and recommends to the Board of Directors of the Bank the compensation structure for the Bank's officers and other managerial personnel, including salary rates, participation in any incentive bonus plans, fringe benefits, non-cash perquisites and other forms of compensation. The Compensation Committee is not responsible for such matters since the officers of the Corporation are not separately compensated for their service in such capacity. The Compensation Committee does, however, administer the Corporation's stock option plans and will administer the 1998 Plan if it is approved by shareholders at the Annual Meeting. The Compensation Committee currently consists of Messrs. Bergstrom, Butterbrodt (Co-Chairman), Erdmann (Co-Chairman), Omachinski, Raaths and Tenpas. The Compensation Committee held six meetings in fiscal 1998.

                The Nominating Committee considers and recommends the nominees for director to stand for election at the Corporation's annual meeting of shareholders and to fill vacancies occurring on the Board. The Nominating Committee will consider persons recommended by shareholders to become nominees, but has no established procedures which shareholders must follow to make such recommendations. The Corporation's Bylaws also provide for direct shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Corporation. The shareholder's notice of nomination must contain information relating to the nominee which is required to be disclosed by the Corporation's Bylaws and by the Securities Exchange Act of 1934. The Nominating Committee currently consists of Messrs. Drew (Co-Chairman), Downing (Co-Chairman), Schmidt, Geurden, Parker and Rothenbach. The Nominating Committee held one meeting in fiscal 1998.

                The Board held twelve meetings during fiscal 1998. During fiscal 1998, each director of the Corporation (except Mr. Drew and Mr. Raaths) attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year.

   Director Compensation

                No separate retainer fee is paid to any person for serving as a director of the Corporation. During fiscal 1998, directors of the Bank received a monthly retainer fee of $900 and a $100 fee for each committee meeting. Directors of the Corporation did receive a $100 fee for each meeting of the Board which was not held in conjunction with a meeting of the Board of Directors of the Bank. In fiscal 1999, directors of the Bank will receive a retainer of $1,000 per month and a $250 fee for each committee meeting attended. A fee of $250 will also be paid for each quarterly meeting attended of the Corporation's Board. No fee will be paid for attendance at the Corporation's annual shareholders meeting or for any meetings scheduled in addition to the quarterly meetings and held in conjunction with a regularly scheduled meeting of the Board of Directors of the Bank. Assuming that the 1998 Plan is approved at the Annual Meeting, the directors of the Corporation will also be eligible to receive awards thereunder. It is currently anticipated that an option to purchase 1,500 shares of Common Stock will be granted to each of the directors (other than Mr. Rothenbach) following the Annual Meeting if the 1998 Plan is approved by shareholders.

                Directors may elect to defer all of their cash retainer and meeting fees paid by the Bank and earned in any given year under the Bank's unfunded deferred compensation plan. Interest on the deferred amounts is computed at a rate of .5% per annum above the five-year U.S. Treasury Note rate at the beginning of each calendar quarter for that calendar quarter. Amounts deferred by a director under the plan, together with accumulated interest, will be distributed in quarterly installments over a five-year period following the time that a director ceases to serve in such capacity. In the event of death of a director prior to the time that all payments have been made, a lump sum payment of the director's balance under the plan will be made to the director's estate or a selected beneficiary within sixty days of the date of death.

                             PRINCIPAL SHAREHOLDERS

   Management

                The following table sets forth information, as of May 19, 1998, regarding beneficial ownership of Common Stock by each director and nominee, the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. Except as otherwise indicated, the individuals reflected below have sole voting and investment power over the shares of Common Stock reported as beneficially owned.

                                               Amount and
                                                Nature of       Percent
                                                Beneficial        of
    Name of Beneficial Owner                   Ownership(1)      Class

    Donald D. Parker  . . . . . . . . . .       82,255(2)          2.1%

    James J. Rothenbach . . . . . . . . .       37,117(3)          *

    Richard A. Bergstrom  . . . . . . . .       41,519(4)          1.1

    Thomas C. Butterbrodt . . . . . . . .       45,720(5)          1.2

    Edwin L. Downing  . . . . . . . . . .         17,074           *

    Walter H. Drew  . . . . . . . . . . .       39,153(6)          1.0

    David L. Erdmann  . . . . . . . . . .       31,919(7)          *

    David L. Geurden  . . . . . . . . . .       30,762(8)          *

    David L. Omachinski . . . . . . . . .        6,880(9)          *

    William A. Raaths . . . . . . . . . .       6,019(10)          *

    William J. Schmidt  . . . . . . . . .      21,719(11)          *

    Ronald L. Tenpas  . . . . . . . . . .      23,063(12)          *

    All directors, nominees and
     executive officers as a
     group (16 persons) . . . . . . . . .     471,112(13)         11.8
   ________________

   *    Less than 1%

   (1) Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of May 19, 1998:
        Mr. Parker, 17,825 shares; Mr. Rothenbach, 24,696 shares; Mr. Bergstrom, 5,819 shares; Dr. Downing, 4,380 shares; Mr. Drew, 5,819 shares; Mr. Erdmann, 5,819 shares; Mr. Geurden, 4,380 shares; Mr. Omachinski, 4,380 shares; Mr. Raaths, 5,819 shares; Mr. Schmidt, 5,819 shares; Mr. Tenpas, 4,380 shares; and all directors, nominees and executive officers as a group, 110,537 shares.

   (2) Includes 31,266 shares held by a revocable trust, 2,053 shares held by Mr. Parker's spouse and 14,530 shares credited to Mr. Parker's account under the FCB Financial Corp. Employee Stock Ownership Plan (the "ESOP"). Mr. Parker shares voting and investment power with respect to these shares.

   (3) Includes 4,136 shares credited to Mr. Rothenbach's account under the ESOP. Mr. Rothenbach shares voting and investment power over the shares held by the ESOP.

   (4) Includes 15,000 shares held by Mr. Bergstrom and his spouse as joint tenants and 20,700 shares held in custodial accounts for minor children. Mr. Bergstrom shares voting and investment power over the shares held in joint tenancy with his spouse.

   (5) Mr. Butterbrodt shares voting and investment power on these shares which are held in joint tenancy with his spouse.

   (6) Includes 21,667 shares held by family limited partnerships over which Mr. Drew shares voting and investment power.

   (7) Includes 4,000 shares held by Mr. Erdmann's spouse and 6,000 shares held by Mr. Erdmann's children. Mr. Erdmann shares voting and investment power with respect to these shares.

   (8) Includes 3,164 shares held by Mr. Geurden's spouse over which he shares voting and investment power; 6,332 shares held by a corporation owned by Mr. Geurden; 100 shares in Mr. Geurden's corporation's profit sharing plan; and 350 shares held by Mr. Geurden as custodian for his daughter. Mr. Geurden shares voting and investment power over an additional 13,789 shares which he holds in joint tenancy with his spouse.

   (9) Includes 2,500 shares held by Mr. Omachinski and his spouse as joint tenants over which Mr. Omachinski shares voting and investment power.

   (10) Includes 200 shares held by Mr. Raaths and his spouse as joint tenants over which Mr. Raaths shares voting and investment power.

   (11) Includes 3,000 shares held in trust over which Mr. Schmidt shares voting and investment power and 1,500 shares held in custodial accounts for minor children.

   (12) Includes 2,730 shares over which Mr. Tenpas shares voting and investment power and 189 shares held as custodian for Mr. Tenpas's grandchild.

   (13) The total does not include 216,019 shares of Common Stock held by the ESOP which either have not been released for allocation to the accounts of participants or which have been allocated to the accounts of participants other than executive officers. A committee consisting of Messrs. Bergstrom, Butterbrodt, Erdmann, Omachinski, Raaths and Tenpas serves as the Trustee of the ESOP.

   Other Beneficial Owner

             The following table sets forth information regarding beneficial ownership by the only other person known to the Corporation to own more than 5% of the outstanding Common Stock.

                           Amount and Nature of Beneficial Ownership

    Name and Address         Voting Power   Investment Power          Percent
    of Beneficial Owner      Sole   Shared    Sole  Shared  Aggregate of Class

    FCB Financial Corp.
    Employee Stock
    Ownership Plan (1)
    420 South Koeller Street
    Oshkosh, WI  54902      87,844  167,727  87,844  167,727 255,571     6.6%
   ________________

   (1) The Trustee of the ESOP is a committee consisting of Messrs. Bergstrom, Butterbrodt, Erdmann, Omachinski, Raaths and Tenpas. The Trustee acts by a majority vote of the individuals comprising such committee. The beneficial ownership information presented in the table for the ESOP is as of May 19, 1998. As of such date, 167,727 shares under the ESOP had been released for allocation to the accounts of participating employees.


                             EXECUTIVE COMPENSATION

   Summary Compensation Information

             The following table sets forth certain information concerning compensation paid for the last three fiscal years to the persons who have served as the Corporation's Chief Executive Officer, who were the only executive officers of the Corporation whose salary and bonus payments exceeded $100,000 during the fiscal year ended March 31, 1998. The compensation reflected in the table is for service as an executive officer of both the Corporation and the Bank. All compensation information included herein for Mr. Rothenbach includes only the period commencing on May 1, 1997, when Mr. Rothenbach joined the Corporation following the Merger. The persons named in the table below are hereafter sometimes referred to as the "named executive officers."

                           Summary Compensation Table
                                               Annual Compensation (1)
                                                                          Long Term Compensation

    Name and                                                                      Awards
    Principal Position            Fiscal                                   Securities Underlying             All Other
                                  Year      Salary            Bonus(2)         Stock Options               Compensation
    Donald D. Parker,             1998      $137,692          $52,007             10,000                     $38,067(3)
    Chairman of the Board         1997       113,040           33,912                  0                      35,947
                                  1996       109,212           30,163                  0                      33,935

    James J. Rothenbach           1998      $137,500          $51,154             20,000                     $14,911(4)
    President and
    Chief Executive Officer

   _________________

   (1)  Certain personal benefits provided by the Corporation and the Bank to the named executive officers are not included in the table.  The amount of such benefits for each named executive officer did not exceed 10% of the sum of such officer's salary and bonus in each respective year.

   (2)  Consists of a bonus paid under the Bank's Management Bonus Plan.  The Management Bonus Plan provides that a bonus pool, determined as a percentage of the amount by which net income before taxes exceeds a target for return on average assets before taxes, is distributed among the executive officers of the Bank in proportion to their base salary.  The target return on average assets before taxes is set annually with reference to the projected rate of return for such year set forth in the Bank's strategic business plan.  It is anticipated that this target, which will be a fixed rate of return for each specified year, will vary from year to year in relation to the projected rate of return set forth in the Bank's strategic business plan for such year.

   (3)  Consists of for fiscal 1998:  (a) director's fees paid by the Bank of $12,000 to Mr. Parker; (b) $16,764 contributed to the ESOP for the benefit of Mr. Parker; and (c) $9,303 accrued pursuant to a compensation agreement for the benefit of
        Mr. Parker.  The compensation agreement provides that the Bank will pay to Mr. Parker or his beneficiary upon Mr.
        Parker's retirement after age 55 or in the event of his death or total and permanent disability, the amount then contained in Mr. Parker's compensation account, which amount has been calculated based upon the projected difference between the Bank's defined benefit plan that was terminated in fiscal 1992 and the defined contribution plan (i.e., the
        Bank's Employees' Savings and Investment Plan) now in effect.  The projected difference between the two plans was based on actuarial calculations.  The maximum amount that Mr. Parker could receive under his compensation agreement is
        $165,457, assuming retirement at age 65.

   (4)  Consists of for fiscal 1998 the amount contributed to the ESOP for the benefit of Mr. Rothenbach.


   Stock Options

             The Corporation has in effect equity plans that provide for the granting of options to purchase Common Stock to key employees (including officers) of the Corporation and its subsidiaries. The following table sets forth information concerning the grants of stock options to the named executive officers during fiscal 1998.

                        Option Grants in 1998 Fiscal Year

                                                                                             Potential Realizable Value
                            Number of                                                        at Assumed Annual Rates of
                           Securities   Percentage of Total                                   Stock Price Appreciation
                           Underlying   Options Granted to     Exercise or                        for Option Term
                             Options     all Employees in      Base Price     Expiration         5%           10%
        Name               Granted (1)   1998 Fiscal Year      ($/share)        Date
   Donald D. Parker       10,000(2)           18.0%            $23.75         5/26/07          $149,362    $378,514

   James J. Rothenbach    20,000              36.0%            $23.75         5/26/07          $298,725    $757,028
   _____________

   (1)  The options reflected in the table are non-qualified stock options under the Internal Revenue Code of 1986, as amended
   (the "Code").

   (2)  These options will be fully vested upon Mr. Parker's retirement.



   The following table sets forth information regarding the fiscal year-end value of the unexercised options held by the named executive officers.


                Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values
                                                                 Number of Securities            Value of Unexercised
                                                                Underlying Unexercised           In-The-Money-Options
                                Number of                     Options at Fiscal-Year End         At Fiscal Year-End (1)
                             Shares Acquired     Value
    Name                      Upon Exercise    Realized (1)   Exercisable  Unexercisable      Exercisable      Unexercisable
    Donald D. Parker              4,000           $41,500           33,543      10,000         $737,946          $ 82,500

    James J. Rothenbach             0                0              20,696      20,000         $331,067          $165,000

   ----------
   (1)  The dollar values are calculated by determining the difference between the market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.



   Employment Agreements

             The Corporation and the Bank have entered into an employment agreement with Mr. Parker (the "Parker Agreement") for a term expiring on October 31, 1999. During its term, the Parker Agreement provides that Mr. Parker will serve as Chairman of the Board of the Corporation and the Bank.

             The Parker Agreement establishes Mr. Parker's annual salary at $139,200, which salary is subject to upward adjustment, as well as provides for the payment of certain other benefits. The Parker Agreement provides that Mr. Parker may be terminated (i) in the event he becomes totally and permanently disabled, (ii) for Just Cause (as such term is defined in the Parker Agreement) or (iii) without cause, in which case Mr. Parker would continue to receive his salary and benefits for the term of the Parker Agreement. Additionally, Mr. Parker may terminate the Parker Agreement in the event there is (without his express written consent) a material diminution or interference with Mr. Parker's duties, responsibilities and benefits as Chairman of the Board of the Corporation and the Bank. In the case of such a termination, Mr. Parker would continue to receive his salary and benefits for the term of the Parker Agreement. The Parker Agreement also contains a covenant not to compete which prevents Mr. Parker from undertaking certain specified actions competitive with the business of the Bank and the Corporation without consent of the Corporation during the term of the Parker Agreement and for one year thereafter.

             The Corporation and the Bank also have an employment agreement with Mr. Rothenbach (the "Rothenbach Agreement"). Pursuant to the terms of the Rothenbach Agreement, Mr. Rothenbach will serve as President and Chief Executive Officer of the Corporation and the Bank for a term expiring on April 30, 2001, which term is subject to an automatic one-year extension on an annual basis.

             The Rothenbach Agreement establishes Mr. Rothenbach's annual salary at $155,000, which salary is subject to upward adjustment, as well as provides for the payment of certain other benefits. The Rothenbach Agreement provides that Mr. Rothenbach may be terminated (i) in the event he becomes totally and permanently disabled, (ii) for Just Cause (as such term is defined in the Rothenbach Agreement) or (iii) without cause, in which case Mr. Rothenbach would continue to receive his salary and benefits for the term of the Rothenbach Agreement. Additionally, Mr. Rothenbach may terminate the Rothenbach Agreement in the event there is (without his express written consent) a material diminution or interference with Mr. Rothenbach's duties, responsibilities and benefits as President and Chief Executive Officer of the Corporation and the Bank. In the case of such a termination, Mr. Rothenbach would continue to receive his salary and benefits for the term of the Rothenbach Agreement. The Rothenbach Agreement also contains a covenant not to compete which prevents Mr. Rothenbach from undertaking certain specified actions competitive with the business of the Bank and the Corporation without consent of the Corporation during the term of the Rothenbach Agreement and for one year thereafter.

             Should Mr. Rothenbach's employment as President or as Chief Executive Officer of the Bank be terminated within 12 months following a Change in Control (as that term is defined in the Rothenbach Agreement) of the Corporation, the Rothenbach Agreement provides that he will be entitled to (i) receive from the Corporation an amount equal to 2.99 times his "base amount" (to be derived from the compensation paid to Mr. Rothenbach by the Corporation and the Bank) and (ii) continue to be covered, during the term of the Rothenbach Agreement (including any renewal term) under the Corporation's and the Bank's pension and retirement plans, life insurance and health insurance as if he was still employed by the Bank during such period. The benefits payable to Mr. Rothenbach in the event of termination following a Change in Control are subject to reduction to avoid an "excess parachute payment" under the Code.

   Report on Executive Compensation

             The Personnel Committee of the Board of Directors of the Bank is responsible for all aspects of the compensation package offered to the executive officers of the Corporation and the Bank, other than awards under the Corporation's equity incentive plans. Officers of the Corporation are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. The Corporation's equity incentive plans are administered by the Compensation Committee of the Board. The members of the Personnel Committee of the Board of Directors of the Bank and the Compensation Committee of the Board of Directors of the Corporation are identical. Both such Committees are collectively referred to herein as the "Committee." The following report was prepared by the current members of the Committee.

             General Compensation Policies. In recommending and establishing levels of executive compensation, it is the policy of the Committee to take into account (a) job performance and productivity of the executive;
   (b) the executive's dependability and cooperation; (c) compensation levels for executives at other comparable institutions derived from state trade association surveys or other sources; (d) the executive's responsibility level during the present period and that anticipated in the future; and
   (e) the executive's overall contribution towards achievement of the Corporation's and the Bank's strategic plans and success of the Corporation and the Bank. In applying these general policies, the Committee has sought to ensure that a significant portion of the compensation paid to senior executive officers be incentive-based since these individuals have more control over and responsibility for the direction and performance of the Corporation and the Bank. The Committee's objective is that there be a greater degree of variability in the amount of compensation paid to those officers depending on both the Corporation's and the Bank's performance.

             Executive Compensation Package. The compensation package offered to the executive officers of the Corporation and the Bank consists of a mix of salary, incentive bonus awards, and awards of stock options, as well as benefits under several employee benefit plans offered by the Corporation and the Bank. The Committee periodically reviews the various aspects of the compensation package offered to executive officers in light of the policies described above.

             In order to attract and retain highly qualified executive officers, the Committee annually establishes base salary ranges for the executive officers of the Corporation and the Bank generally at or around the median range of prevailing market practice as reflected by the savings institutions and banks in the comparison group. The comparison group used by the Committee consists of financial institutions, some of which are mutual in form of organization and others of which are stock organizations owned by holding companies. In the case of holding companies, only the operating subsidiaries are considered in the comparison. This comparison group, since it includes non-public entities, is not identical to the peer group of companies referred to in the section entitled "Performance Information." The Chief Executive Officer makes specific recommendations for salary adjustments (other than his own) within the established ranges to the Committee based upon the criteria set forth above. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and performance related criteria.

             In addition to base salary, the Committee seeks to provide a substantial portion of each executive officer's total compensation through the Bank's Management Bonus Plan which provides awards based on the performance of the Bank. The purpose of this plan is to more closely align executive compensation to the annual and long-term financial performance of the Bank and to award key employees for the achievement of certain specified goals. The Management Bonus Plan allows executive officers to earn cash bonus awards based upon the Bank's income and return on average assets before taxes. The benchmark amount for the plan is set by the Board of Directors of the Bank in consultation with the Committee. Bonuses are awarded to the executive officers proportionately by base salary levels.

             The executive compensation package of the Corporation and the Bank also includes stock option grants. Options granted to the executive officers have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future value of the Common Stock. It is the policy of the Compensation Committee that options provide a long-term incentive and align the interests of management with the interests of shareholders. In determining stock option awards, the Compensation Committee takes into account an individual's level of responsibility, leadership expectations and fulfillment thereof, and level of management and decision making requirements. The Compensation Committee also reviews and considers the competitive environment and the need to attract and retain qualified executives when granting stock options. During fiscal 1998, options to purchase 55,500 shares of Common Stock were granted to the executive officers, including options to purchase 10,000 shares and 20,000 shares granted to Messrs. Parker and Rothenbach, respectively.

             The Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Corporation and the Bank, including the executive officers, to ensure their continued service with the Corporation and the Bank. In addition, the ESOP provides employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. In the Committee's view, a competitive employee benefit package is essential to achieving the goal of retaining and attracting highly-qualified employees.

             Under Section 162(m) of the Code, the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above specified limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Committee's commitment to link compensation with performance as described in this report, the Committee currently intends to qualify compensation paid to the executive officers of the Corporation and the Bank for deductibility by the Corporation under Section 162(m).

             Chief Executive Officer Compensation. In connection with the Merger, Mr. Parker became Chairman of the Board of the Corporation and the Bank on May 1, 1997. At that time, Mr. Parker entered into a new employment agreement which is described above under the caption "Executive Compensation--Employment Agreements." Mr. Parker was succeeded as President and Chief Executive Officer of the Corporation and the Bank on May 1, 1997 by Mr. Rothenbach, who also has an employment agreement which is described above under the caption "Executive Compensation--Employment Agreements." The compensation paid to Messrs. Parker and Rothenbach during fiscal 1998 reflects the application of the foregoing policies. In addition, when establishing the salary of the Chief Executive Officer, the Committee considered the overall success of the Bank in terms of return on assets, the control of operating expenses and the successful consummation of the Merger. In fixing fiscal 1998 salaries, the Committee considered the salaries offered by savings institutions and banks in the comparison group described above, the increase in the Corporation's assets due to the Merger on May 1, 1997 from $271 million in fiscal 1997 to $525 million in fiscal 1998 and the added responsibilities of leading and managing a $525 million institution with 13 branch banking locations.

   FCB FINANCIAL CORP. COMPENSATION COMMITTEE
   FOX CITIES BANK PERSONNEL COMMITTEE
   Richard A. Bergstrom
   Thomas C. Butterbrodt (Co-Chairman)
   David L. Erdmann (Co-Chairman)
   David L. Omachinski
   William A. Raaths
   Ronald L. Tenpas

   Certain Transactions

             Since the beginning of the last fiscal year, certain directors and executive officers of the Corporation and the Bank entered into new loans or had loans outstanding with the Bank. Pursuant to the Bank's current policy, all such loans were made in the ordinary course of business and on substantially the same terms and conditions (including interest rates and collateral) as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans outstanding during such period to immediate family members of directors and executive officers of the Corporation and the Bank were also made in accordance with such terms.

             On September 23, 1993, the Corporation loaned $1,800,000 to the ESOP to allow the ESOP to purchase Common Stock in connection with the Corporation's initial public offering. The loan has a ten-year term and bears interest at a rate of 6.5%. At May 19, 1998, $499,071 was outstanding under this loan. The Corporation also has a loan which originally related to the OSB Employee Stock Ownership Plan and which was assumed by the ESOP in connection with the Merger. This loan (which had an initial principal amount of $1,035,000) has a term expiring in 2002 and bears interest at the prime rate. At May 19, 1998, $317,521 was outstanding under this loan.

                             PERFORMANCE INFORMATION

             The following graph compares on a cumulative basis changes since September 24, 1993 (the date on which the Common Stock was first publicly traded) in (a) the total shareholder return on the Common Stock, (b) the total return of companies in the Nasdaq Total Return Index, and (c) the total return of companies in the SNL Thrift Index consisting of a peer group of publicly traded savings and loan institutions. The total return information presented in the graph assumes the reinvestment of dividends. The graph assumes $100 was invested on September 24, 1993 in Common Stock, the Nasdaq Total Return Index and the SNL Thrift Index.

                            Comparison of Cumulative
                     Total Return Among FCB Financial Corp.,
                 Nasdaq Total Return Index and SNL Thrift Index


                               [Performance Table]


                         9/24/93  3/31/94  3/31/95  3/31/96  3/31/97  3/31/98

    FCB Financial Corp.    $100     $136     $159     $194     $246     $368

    Nasdaq Total
    Return Index           $100     $ 98     $109     $149     $167     $253

    SNL Thrift Index       $100     $ 97     $113     $159     $219     $367


                            APPROVAL OF THE 1998 PLAN

   General

             The purpose of the 1998 Plan is to promote the best interests of the Corporation and its affiliates by encouraging and providing for the acquisition of an equity interest in the success of the Corporation by directors, officers and other key employees and by enabling the Corporation and its affiliates to attract and retain the services of directors, officers and other key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

             The 1998 Plan was adopted by the Board on April 27, 1998. The 1998 Plan became effective on that date subject to shareholder approval within twelve months following the Board's adoption of the 1998 Plan. The 1998 Plan was adopted to supplement the Corporation's 1993 Stock Option and Incentive Plan (the "1993 Plan"). As of the date of this Proxy Statement, only 54,587 shares of Common Stock remained available for the granting of additional awards under the 1993 Plan.

             The following summary description of the 1998 Plan is qualified in its entirety by reference to the full text of the 1998 Plan which is attached to this Proxy Statement as Appendix A.

   Administration and Eligibility

             The 1998 Plan is required to be administered by a committee of the Board (the "Committee") consisting of no less than two directors who are "nonemployee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m) of the Code. In the event that the Committee is at any time not in existence, the functions of the Committee will be exercised by the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or one or more senior officers of the Corporation any or all authority and responsibility of the Committee with respect to the 1998 Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act. The Compensation Committee of the Board has been designated as the current administrator of the 1998 Plan. Among other functions, the Committee has the authority to interpret and administer the 1998 Plan and any instrument or agreement relating to, or made under, the 1998 Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the 1998 Plan; and make any other determination, including factual determinations, and take any other action that the Committee deems necessary or desirable for the administration of the 1998 Plan. The Committee's interpretation of the 1998 Plan and all determinations made by the Committee pursuant to the 1998 Plan will be conclusive and binding on all parties.

             Any director, officer or other key employee of the Corporation or any affiliate is eligible to be granted awards by the Committee under the 1998 Plan. The Committee may consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective awards. Currently, approximately 50 persons are eligible to be participants in the 1998 Plan. The number of eligible persons may increase over time based upon future growth of the Corporation.

   Awards Under the 1998 Plan; Available Shares

             The 1998 Plan authorizes the Committee to award to eligible participants: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Code ("ISOs") or non-qualified stock options; (b) stock appreciation rights ("SARs"); (c) restricted stock; and (d) performance shares and/or performance units. A total of 250,000 shares of Common Stock may be issued pursuant to awards granted under the 1998 Plan. If any shares subject to awards granted under the 1998 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will again be available for the granting of new awards under the 1998 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Corporation.

   Terms of Awards

             Option Awards. Options granted under the 1998 Plan may be either ISOs or non-qualified stock options. No individual may be granted options in any single fiscal year for more than 25,000 shares of Common Stock under the 1998 Plan (subject to adjustment as described below).

             Except as otherwise required by the Code, the exercise price of ISOs may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. In all other respects, the terms of any ISOs granted under the 1998 Plan will be determined by the Committee but shall comply with the applicable provisions of the Code. Non-qualified stock options will be exercisable at purchase prices of not less than 100% of the fair market value of the Common Stock on the date of grant, unless otherwise determined by the Committee. Non-qualified stock options will be exercisable at such times and subject to such terms and conditions as determined by the Committee at the time of grant or thereafter. The Committee shall determine the methods and the forms for payment of the exercise price of options, which may include, among other things, (a) delivery of cash or other shares or securities of the Corporation having a fair market value equal to the exercise price of such shares or (b) delivery to the Corporation of an option exercise form together with instructions to a broker-dealer to sell or margin a sufficient portion of the Common Stock and deliver the proceeds directly to the Corporation to pay the purchase price. The 1998 Plan also allows for the granting of replacement stock options in the event a participant exercises an existing option with previously acquired shares of Common Stock.

             SARs. The grant of an SAR may relate to all or part of a specific option granted under the 1998 Plan or may be granted independently of any option granted under the 1998 Plan. SARs related to an incentive stock option may only be granted at the same time as the grant of such option. The grant price, term, calculation of fair market value, methods of exercise, methods of settlement and any other terms and conditions of any SAR are subject to determination by the Committee. Unless otherwise determined by the Committee, SARs that relate to a specific option granted under the 1998 Plan will be exercisable or will mature at such time or times, on the conditions and to the extent and in the proportion that any related option is exercisable, and may be exercised or mature for all or part of the shares of stock subject to the related option. Upon exercise of any number of SARs, the number of option shares subject to any related option will be reduced accordingly and such option shares will not again be available for delivery. The exercise of any number of options will generally result in an equivalent reduction in the number of option shares covered by the related SAR and such shares will not again be available for delivery under the 1998 Plan. In addition, no participant may be granted in any single fiscal year SARs with respect to more than 25,000 shares of Common Stock under the 1998 Plan (subject to adjustment as described below).

             Subject to the terms of the 1998 Plan and any applicable agreement with a participant, upon exercise or maturity of a SAR, the participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference between the fair market value of a share of stock at the date of exercise over the grant price of the SAR as determined by the Committee, by (b) the number of shares of stock with respect to which the SAR is exercised.

             Restricted Stock. Restricted stock granted to participants under the 1998 Plan will be subject to such terms and conditions the Committee determines appropriate, including: (a) restrictions on sale or other disposition; (b) rights of the Corporation to reacquire restricted stock upon termination of a participant's employment; or (c) achievement of certain goals established by the Committee over a designated period of time. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, share price, economic value added and/or, in the case of participants not subject to Section 16 under the Exchange Act, such other goals as may be established by the Committee in its discretion. If the minimum goal established by the Committee is not achieved at the conclusion of a period, all shares of restricted stock will be forfeited. If the maximum goal is achieved, no shares of restricted stock will be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of nonachievement to the extent specified in writing by the Committee when the grant is made.

             Unless otherwise determined by the Committee, during the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held.

             In addition, except as otherwise determined by the Committee, upon termination of employment of a participant with the Corporation or an affiliate for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction will be forfeited by the participant. The aggregate number of shares of restricted stock granted to all participants under the 1998 Plan as a group shall not exceed 50,000 (subject to adjustment as described below). No participant will receive more than 25,000 shares of restricted stock in any single fiscal year (subject to adjustment as described below).

             Performance Shares and Performance Units. The Committee may grant (a) performance shares or (b) performance units that consist of monetary units, that the participant may earn in whole or in part if the Corporation or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years, but not in any event more than ten (10) years. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, share price, economic value added and/or, in the case of participants not subject to Section 16 under the Exchange Act, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no delivery of performance shares or payment of performance units shall be made to the participant. In the event the maximum goal is achieved, 100% of the performance shares or the monetary value of the performance units will be delivered to the participant. Partial achievement of the maximum goal may result in a delivery corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall have the discretion to satisfy an obligation to deliver a participant's performance shares by delivery of less than the number of performance shares earned together with a cash payment equal to the then fair market value of the shares not delivered. The Committee may make payment of a performance unit earned in cash or in shares of Common Stock or in a combination of both. The number of shares of Common Stock reserved for issuance under the 1998 Plan shall be reduced only by the number of shares delivered in respect of earned performance shares or in payment of performance units.

   Other Awards

             The 1998 Plan also authorizes the Committee to provide participants with the opportunity to elect to receive shares of Common Stock in lieu of a portion or all of any cash bonus earned by such participant or in lieu of an increase in base salary awarded to such participant. In addition, the 1998 Plan authorizes the Committee to grant such other awards as it may deem appropriate which are valued or otherwise based on shares of Common Stock.

   Change of Control

             In the event of a Change of Control of the Corporation (as defined in the 1998 Plan), (a) all stock options and SARs granted under the 1998 Plan and not then exercisable will become immediately exercisable and (b) all restrictions on outstanding shares of restricted stock will lapse. In addition, upon the occurrence of a Change of Control, each holder of a performance share and/or performance unit will have the right to receive, upon surrender of the performance share and/or performance unit, an amount in cash equal to the product of the value of the performance share and/or performance unit and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.

   Adjustments

             If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Corporation, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1998 Plan, then the Committee may in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 1998 Plan and which thereafter may be made the subject of awards under the 1998 Plan,
   (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

   Limits on Transferability

             Each award granted under the 1998 Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the award after the participant's death or (b) transfer any award to the extent permitted by the Code.

   Amendment and Termination

             The Board may at any time amend, alter, suspend, discontinue or terminate the 1998 Plan; provided, however, that shareholder approval of any amendment of the 1998 Plan shall be obtained if otherwise required by
   (i) the Code or any rules promulgated thereunder (in order to allow for ISOs to be granted under the 1998 Plan or to enable the Corporation to comply with the provisions of Section 162(m) of the Code so that the Corporation can deduct compensation in excess of the limitation set forth therein), or (ii) the listing requirements of the principal securities exchange or market on which the Common Stock is then traded (in order to maintain the listing or quotation of the Common Stock thereon). To the extent permitted by applicable law, the Committee may also amend the 1998 Plan, provided that any such amendments are reported to the Board. Termination of the 1998 Plan shall not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 1998 Plan except as they may lapse or be terminated by their own terms and conditions.

   Term of the 1998 Plan

             No award may be granted under the 1998 Plan after April 26, 2008.

   Withholding

             Under the 1998 Plan, the Corporation is entitled to withhold the amount of any tax attributable to any amount payable or shares of Common Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Common Stock notice as far in advance as practicable, and the Corporation may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a non-qualified stock option, (b) a disqualifying disposition of Common Stock received upon the exercise of an ISO, (c) the lapse of restrictions on restricted stock, or (d) the receipt of performance shares, by electing to (i) have the Corporation withhold shares of Common Stock, (ii) tender back shares of Common Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Common Stock, having a fair market value equal to the amount to be withheld. The Committee may, in its discretion, grant a cash bonus to a participant who holds restricted stock or performance shares to enable the participant to pay all or a portion of the federal, state or local tax liability incurred by the participant upon the vesting of such restricted stock or performance shares.

   Certain Federal Income Tax Consequences

             Stock Options. The grant of a stock option under the 1998 Plan will create no income tax consequences to the participant or the Corporation. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Corporation will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise. Long-term capital gain is subject to tax at a maximum stated rate of either 20% if the employee has held the Common Stock for more than 18 months prior to the disposition or 28% if the employee has held the Common Stock for not more than 18 months prior to the disposition.

             In general, a participant will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the exercise price of the ISO. Except as described below, any gain or loss realized by the participant on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Corporation. Long-term capital gain is subject to tax at a maximum stated rate of either 20% if the employee has held the Common Stock for more than 18 months prior to the disposition or 28% if the employee has held the Common Stock for not more than 18 months prior to the disposition. If the participant fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Corporation will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain recognized will be treated as a capital gain.

             Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the participant or the Corporation. Upon exercise of an SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Corporation will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

             Restricted Stock. A participant will not recognize income at the time an award of restricted stock is made under the 1998 Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. The Corporation will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in capital gain or loss (long-term or short-term depending on the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Corporation will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

             A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award. The Corporation will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Corporation. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant will not be entitled to deduct any loss. In addition, the Corporation would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

             Performance Shares and Units. The grant of performance shares or units will create no income tax consequences for the participant or the Corporation. Upon the receipt of shares of Common Stock or cash at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares of Common Stock or the cash received, except that if the participant receives shares of restricted stock in payment of performance shares or units, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the participant will recognize ordinary income equal to the dividend equivalents paid on performance shares or units prior to or at the end of the performance period. The Corporation will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

   New Plan Benefits

             No awards have been made to date under the 1998 Plan and the Corporation cannot currently determine the awards that may be granted in the future to participants thereunder. Such determinations will be made from time to time by the Committee. As described under the heading "Board of Directors - Director Compensation," it is anticipated that an option to purchase 1,500 shares of Common Stock will be granted to each of the directors (other than Mr. Rothenbach) following the Annual Meeting assuming that the 1998 Plan is approved by the shareholders.

             During fiscal 1998, certain awards were granted by participants under the 1993 Plan. Stock options granted under the 1993 Plan to the named executive officers during fiscal 1998 are disclosed under the caption "Executive Compensation." During fiscal 1998, options to purchase a total of 55,500 shares were granted to all executive officers and all other employees as a group under the 1993 Plan at an average per share exercise price of $24.14.

             On June 4, 1998, the last reported sale price per share of the Common Stock on the Nasdaq National Market was $32.00.

   Vote Required

             The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting with respect to the 1998 Plan (assuming a quorum is present) is required to approve the 1998 Plan. Any shares not voted at the Annual Meeting with respect to the 1998 Plan (whether as a result of broker non-votes or otherwise) will have no impact on the vote. Shares of Common Stock as to which holders abstain from voting will be treated as votes against the 1998 Plan.

             THE BOARD RECOMMENDS APPROVAL OF THE 1998 PLAN AND URGES EACH SHAREHOLDER TO VOTE "FOR" THE 1998 PLAN. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO, OR AT THE ANNUAL MEETING, AND NOT REVOKED, WILL BE VOTED "FOR" THE 1998 PLAN.


                                  MISCELLANEOUS

   Shareholder Proposals

             Proposals which shareholders of the Corporation intend to present at and have included in the Corporation's proxy statement for the 1999 annual meeting must be received by the Corporation by the close of business on February 26, 1999. In addition, a shareholder who otherwise intends to present business at the 1999 annual meeting must comply with the requirements set forth in the Corporation's Bylaws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof to the Secretary of the Corporation in advance of the meeting in compliance with the terms and within the time periods specified in the Bylaws.

   Section 16(a) Beneficial Ownership Reporting Compliance

             Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors to file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require executive officers and directors to furnish the Corporation with copies of all Section 16(a) forms they file. Based on a review of such forms, the Corporation believes that all its executive officers and directors have complied with the Section 16(a) filing requirements for the fiscal year ended March 31, 1998.

   Independent Auditors

             Wipfli Ullrich Bertelson LLP served as the Corporation's independent auditors for the fiscal year ended March 31, 1998. Representatives of Wipfli Ullrich Bertelson LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions. The Board will not appoint independent auditors for the fiscal year ending March 31, 1999 until after the Annual Meeting.

   Other Matters

             The cost of soliciting proxies will be borne by the Corporation. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Corporation. The Corporation will also reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock.

             The Corporation will provide without charge a copy of its Annual Report on Form 10-K (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial owner of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-K should be directed to Phillip
   J. Schoofs, Vice President, Treasurer and Chief Financial Officer, FCB Financial Corp., 420 South Koeller Street, Oshkosh, Wisconsin 54902.

                            By Order of the Board of Directors
                            FCB FINANCIAL CORP.

                            Harold L. Hermansen
                            Secretary

   June 26, 1998

                                                                   Appendix A

                               FCB FINANCIAL CORP.
                            1998 INCENTIVE STOCK PLAN

   Section 1.     Purpose

             The purpose of the FCB Financial Corp. 1998 Incentive Stock Plan (the "Plan") is to promote the best interests of FCB Financial Corp. (together with any successor thereto (the "Company")), its holders and its Subsidiaries as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and any entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by directors, officers and key employees and by enabling the Company and its Affiliates to attract and retain the services of directors, officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

   Section 2.     Effective Date

             The Plan shall become effective on April 27, 1998, subject, however, to the approval of the Plan by the shareholders of the Company at the next annual meeting of shareholders within twelve months following the date of adoption of the Plan by the Board of Directors of the Company (the "Board").

   Section 3.     Administration

             The Plan shall be administered by a committee (the "Committee") of the Board, consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under
   Section 162(m)(4)(C) of the Code or any successor provisions thereto. If at any time the Committee shall not be in existence, the Board shall administer the Plan and all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act
   ("Section 16 participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

             Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination, including factual determinations, and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. The Committee's interpretation of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder.

   Section 4.     Eligibility and Participation

             Participants in the Plan shall be selected by the Committee from among those directors, officers and key employees of the Company and its Affiliates, as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective awards. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year.

   Section 5.     Stock Subject to Plan

             5.1 Number. Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock of the Company, par value of $.01 per share (the "Stock"), which may be issued under the Plan shall be 250,000. No participant shall be granted benefits under the Plan that could result in such participant (i) receiving in any single fiscal year of the Company options for, and/or stock appreciation rights with respect to, more than 25,000 shares of Stock; (ii) receiving benefits in any single fiscal year of the Company relating to more than 25,000 shares of Stock as restricted stock; (iii) receiving more than 25,000 performance shares in any single fiscal year of the Company; or (iv) receiving performance units exceeding $25,000 in value in any single fiscal year of the Company. Such number of shares of Stock as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of
   Section 5.3 hereof.  It is intended that all determinations under this
   Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder, unless otherwise determined by the Committee. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

             5.2 Unused Stock: Unexercised Rights. If, after the effective date of the Plan, any shares of Stock covered by an award granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

             5.3 Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number. Any fractional shares resulting from such adjustment shall be eliminated.

   Section 6.     Term of the Plan

             No award shall be granted under the Plan after April 26, 2008. However, unless otherwise expressly provided in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the termination of the Plan shall not affect authority of the Committee with respect to any such award or the authority of the Board to amend the Plan.

   Section 7.     Stock Options

             7.1 Grant of Options. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option; provided, however, that an incentive stock option may only be granted to employees of the Company or a "subsidiary corporation" within the meaning of Section 424 of the Code.

             7.2 Incentive Stock Options. Except as otherwise required by the Code, incentive stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the fair market value of the Stock on the date of grant, as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee ("Fair Market Value"). In all other respects, the terms of any incentive stock option granted under the Plan shall be as determined by the Committee but shall comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

             7.3 Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Committee. Nonqualified stock options will be exercisable at such times and subject to such terms and conditions as determined by the Committee at the time of grant or thereafter.

             7.4 Award Agreement. The award agreement evidencing each option shall specify the type of option granted, the option price, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine.

             7.5 Fair Market Value. The Fair Market Value of the Stock shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock.

             7.6 Payment. The Committee shall determine the methods and the forms for payment of the purchase price of options, including (a) by delivery of cash or other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or
   (b) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

             7.7 Certain Replacement Options. Without in any way limiting the authority of the Committee to make grants of options to participants hereunder, and in order to induce participants to retain ownership of the Stock acquired upon the exercise of options, the Committee shall have the authority (but not an obligation) to include within any agreement setting forth the terms of any options (or any amendment thereto) a provision entitling a participant to further options ("Replacement Options") in the event the participant exercises any options (including a Replacement Option) under the Plan, in whole or in part, by surrendering previously acquired shares of Stock. Any such Replacement Options shall (a) be nonqualified stock options, exercisable at a purchase price, unless otherwise determined by the Committee, of 100% of the Fair Market Value of the shares of Stock on the date the Replacement Options are granted,
   (b) be for a number of shares of Stock equal to the number of shares surrendered, (c) only become exercisable on the terms specified by the Committee in the event the participant holds, for a minimum period of time prescribed by the Committee, the shares of Stock the participant acquired upon the exercise in connection with which the Replacement Options were issued, and (d) be subject to such other terms and conditions as the Committee may determine.

   Section 8.     Stock Appreciation Rights

             8.1 Grant of Stock Appreciation Rights. Stock appreciation rights may be granted to participants. A stock appreciation right may relate to a specific option granted under the Plan and may, in such case, relate to all or part of the option shares covered by the related option, or may be granted independently of any option granted under the Plan. Notwithstanding the foregoing, stock appreciation rights related to an incentive stock option may only be granted at the same time as the grant of such option. Subject to the terms of the Plan, the grant price, term, calculation of Fair Market Value, methods of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the Committee.

             8.2 Exercise or Maturity of Stock Appreciation Rights. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. Unless otherwise determined by the Committee, stock appreciation rights that relate to a specific option granted under the Plan shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion that any related option is exercisable, and may be exercised or mature for all or part of the shares of Stock subject to the related option.

             8.3 Effect of Exercise. Upon exercise of any number of stock appreciation rights, the number of option shares subject to any related option shall be reduced accordingly and such option shares may not again be available for delivery under the Plan. The exercise of any number of options shall result in an equivalent reduction in the number of option shares covered by the related stock appreciation right and such shares may not again be available for delivery under the Plan; provided, however, that if a stock appreciation right was granted for less than all of the option shares covered by any related option, any such reduction shall be made at such time as, and only to the extent that, the number of shares exercised under the related option exceeds the number of option shares not covered by the stock appreciation right.

             8.4 Payment of Stock Appreciation Right Amount. Subject to the terms of the Plan and any applicable agreement with a participant, upon exercise or maturity of a stock appreciation right, the holder shall be entitled to receive payment of an amount determined by multiplying:

             (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the grant price of the stock appreciation right as determined by the Committee, by

             (b) The number of shares of Stock with respect to which the stock appreciation right is exercised.

   Section 9.     Restricted Stock

             9.1 Awards. The Committee is hereby authorized to issue restricted stock to participants, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate; provided, however, that the aggregate number of shares of restricted stock granted to all participants under the Plan as a group shall not exceed 50,000 (such number of shares subject to adjustment in accordance with the terms of Section 5.3 hereof). Restricted stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such restricted stock upon termination of the participant's employment within specified periods, as prescribed by the Committee.

             9.2 Other Restrictions. Without limitation, such terms and conditions may provide that restricted stock shall be subject to forfeiture if the Company or the participant fails to achieve certain goals established by the Committee over a designated period of time. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, share price, economic value added and/or, in the case of participants other than Section 16 participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, all shares of restricted stock shall be forfeited. In the event the maximum goal is achieved, no shares of restricted stock shall be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of nonachievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

             9.3 Registration. Any restricted stock granted under the Plan to a participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a participant, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.

             9.4 Other Rights. Unless otherwise determined by the Committee, during the period of restriction, participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

             9.5 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a participant with the Company or an Affiliate (as determined under criteria established by the Committee) for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the participant to the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a participant.

   Section 10.    Performance Shares and Performance Units

             10.1 Issuance. The Committee is hereby authorized to grant performance shares and performance units to participants. Subject to
   Section 5.1, the Committee shall have complete discretion in determining the number of performance units and performance shares granted to a participant.

             10.2 Performance Shares. The Committee may grant performance shares that the participant may earn in whole or in part if the Company or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but not in any event more than ten (10) years. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, share price, economic value added and/or, in the case of participants other than Section 16 participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no delivery of performance shares shall be made to the participant. In the event the maximum goal is achieved, one hundred percent (100%) of the performance shares shall be delivered to the participant. Partial achievement of the maximum goal may result in a delivery corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. The Committee shall have the discretion to satisfy an obligation to deliver a participant's performance shares by delivery of less than the number of performance shares earned together with a cash payment equal to the then Fair Market Value of the shares not delivered. The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares delivered in respect of earned performance shares. Subject to Section 15(a)(iii), at the time of making an award of performance shares, the Committee shall set forth the consequences of the termination of a participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance shares are awarded.

             10.3 Performance Units. The Committee may grant performance units to a participant that consist of monetary units and that the participant may earn in whole or in part if the Company or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but not in any event more than ten (10) years. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, economic value added, share price and/or, in the case of participants other than
   Section 16 participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the participant. In the event the maximum goal is achieved, one hundred percent (100%) of the monetary value of the performance units shall be paid to the participant. Partial achievement of the maximum goals may result in a payment corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. Payment of a performance unit earned may be in cash or in shares of Stock or in a combination of both, as the Committee in its sole discretion determines. The number of shares of Stock reserved for issuance under this Plan shall be reduced only by the number of shares delivered in payment of performance units. Subject to Section 15(a)(iii), at the time of making an award of performance units, the Committee shall set forth the consequences of the termination of a participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance units are awarded.

   Section 11.    Bonus Shares

             The Committee is authorized to provide participants the opportunity to elect to receive shares of Stock in lieu of a portion or all of any cash bonuses under the Company's incentive compensation programs and/or increases in base compensation. Bonus shares shall be issued in an amount equal to (a) the equivalent dollar amount of bonus a participant has elected to receive in Stock (subject to limits prescribed by the Committee) divided by (b) the Fair Market Value of a share of Stock (as determined by the Committee in advance or on the date the cash compensation to which the bonus shares relate would otherwise be payable) and shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on sale or other disposition.

   Section 12.    Other Awards

             12.1 Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with other awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

             12.2 Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Committee believes that such benefits would further the purposes for which the Plan was established.

   Section 13.    Transferability

             Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the award after the participant's death; or (b) transfer any award to the extent permitted by the Code.

   Section 14.    Rights of Participants

             Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment or service at any time nor confer upon any participant any right to continue in the employ or as a director of the Company or any Affiliate.

   Section 15.    Change of Control

             (a) In the event of a "Change of Control" (as hereinafter defined):

             (i) each holder of an option or stock appreciation right shall have the right at any time thereafter to exercise the option or stock appreciation right in full whether or not the option or stock appreciation right was theretofore exercisable;

             (ii) all restrictions imposed upon restricted stock shall lapse upon the date of the Change of Control;

             (iii) each holder of a performance share and/or performance unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the performance share and/or performance unit, an amount of cash equal to the product of the value of the performance share and/or performance unit and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

             (iv) each holder of a performance share and/or performance unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the performance share and/or performance unit.

   For purposes of this Section 15, the "value" of a performance share shall be equal to the highest of (1) the Fair Market Value of a share of Stock on the date of the Change of Control, (2) the highest price per share of Stock paid in the transaction giving rise to the Change of Control, or
   (3) the Fair Market Value of a share of Stock calculated on the date of surrender or payment, as the case may be.

             (b) A "Change of Control" of the Company shall be deemed to have occurred for purposes of this Section 15 if the event set forth in any one of the following paragraphs shall have occurred:

             (i) any "Person" (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 15, the term "Person" shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; notwithstanding the foregoing, a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a
        Schedule 13D or 13G under the Exchange Act (or any comparable or successor report);

             (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 27, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 27, 1998 or whose appointment, election or nomination for election was previously so approved; or

             (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

             (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

   Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

             (c) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 15 if it determines that the operation of this Section 15 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

   Section 16.    Amendment, Modification and Termination of Plan

             16.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of
   Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (ii) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             16.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

   Section 17.    Taxes

             The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Stock received upon the exercise of an incentive stock option, (c) the lapse of restrictions on restricted stock, or (d) the receipt of performance shares, by electing to
   (i) have the Company withhold shares of Stock, (ii) tender back shares of Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

             The Committee may, in its discretion, grant a cash bonus to a participant who holds restricted stock or performance shares to enable the participant to pay all or a portion of the federal, state or local tax liability incurred by the participant upon the vesting of restricted stock or performance shares. The Company shall deduct from any cash bonus such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

   Section 18.    Miscellaneous

             18.1 Other Provisions. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom, which means may provide for a return to a participant on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) the purchase of Stock under options in installments; (c) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines; (d) restrictions on resale or other disposition; and
   (e) compliance with federal or state securities laws and stock exchange or market requirements.

             18.2 Award Agreement. No person shall have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Committee.

   Section 19.    Legal Construction

             19.1 Requirements of Law. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             19.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

             19.3 Severability. If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.

   PROXY
                               FCB FINANCIAL CORP.
                            420 South Koeller Street
                            Oshkosh, Wisconsin  54902

           This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Donald D. Parker, James J. Rothenbach and Phillip J. Schoofs, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of FCB Financial Corp. held of record by the undersigned on May 19, 1998, at the annual meeting of shareholders to be held on July 27, 1998, or any adjournment or postponement thereof.

                           (Continued on reverse side)
   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                             ^FOLD AND DETACH HERE^

    This proxy when properly executed will be voted      Please mark
    in the manner directed herein by the undersigned     your votes as  [X]
    shareholder. If no direction is made, this proxy     indicated in
    will be voted "FOR" the election of the Board's      this example
    nominees and "FOR" Item 2.

    1. Election of Directors

       FOR all    WITHHOLD      Terms expiring at the     D. Geurden and
       nominees   AUTHORITY     the 2000 Annual Meeting:  W. Raaths
       listed     to vote for   Terms expiring at the     D. Erdmann,
       (except    all nominees  2001 Annual Meeting:      D. Omachinski
       as marked  listed                                  and D. Parker
       to the                   INSTRUCTION:  To withhold authority to vote
       contrary)                for any individual nominee, write that
                               nominee's name in the space provided below.
       [_]         [_]
                               ---------------------------------------------

    2. Approval of the FCB  3. IN THEIR DISCRETION,    I plan to attend the
       Financial Corp.         THE PROXIES ARE         meeting.  [_]
       1998 Incentive          AUTHORIZED TO VOTE
       Stock Plan.             UPON SUCH OTHER
                               BUSINESS AS MAY
       FOR  AGAINST  ABSTAIN   PROPERLY COME BEFORE
       [_]    [_]      [_]     THE MEETING.

                                    Please sign exactly as name appears
                                    hereon.  When shares are held by joint
                                    tenants, both should sign.  When
                                    signing as attorney, executor,
                                    administrator, trustee or guardian,
                                    please give full title as such.  If a
                                    corporation, please sign in full
                                    corporate name by president or other
                                    authorized officer.  If a partnership,
                                    please sign in partnership name by
                                    authorized person.

                                    DATED: _______________________, 1998

                                    ----------------------------------------
                                    Signature

                                    ----------------------------------------
                                    Signature (if held jointly)

                                    PLEASE SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE

   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                             ^FOLD AND DETACH HERE^


                               FCB Financial Corp.
                         Annual Meeting of Shareholders
                              Monday, July 27, 1998
                                2:00 p.m. - C.T.
                                     at the
                                   Ramada Inn
                              500 S. Koeller Street
                            Oshkosh, Wisconsin 54901